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                                                                     EXHIBIT 3.4


                        FELDMAN HOLDINGS BUSINESS TRUST I

                              DECLARATION OF TRUST

                             DATED NOVEMBER 18, 2004

                  This DECLARATION OF TRUST is made as of the date set forth above by the undersigned Trustee (as defined herein).

                                    ARTICLE I

                         FORMATION; CERTIFICATE OF TRUST

                  The Trust is a business trust within the meaning of Title 12 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time ("Title 12"). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended from time to time (the "Code")). The undersigned Trustee has formed the Trust by filing a Certificate of Trust with the State Department of Assessments and Taxation of Maryland.

                                   ARTICLE II

                                      NAME

                  The name of the Trust is:

                        Feldman Holdings Business Trust I

                  Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                   ARTICLE III

                               PURPOSES AND POWERS

                  Section 1. Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, lease, administer, control and dispose of property and to engage in any other lawful act or activity for which business trusts may be formed under the laws of the State of Maryland as now or hereafter in force.


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                  Section 2. Powers. The Trust shall have all of the powers
granted to business trusts by Title 12 and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

                                   ARTICLE IV

                                 RESIDENT AGENT

                  The name and address of the resident agent of the Trust in the State of Maryland are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                    ARTICLE V

                                BOARD OF TRUSTEES

                  Section 1. Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, if any, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the trustees of the Trust (collectively, the "Trustees" and, individually, a "Trustee") under the general laws of the State of Maryland or any other applicable laws.

                  The Board of Trustees, without any action by the beneficial owners of the Trust (the "Shareholders"), shall have and may exercise, on behalf of the Trust, without limitation, the power to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from Shareholders; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

                  Section 2. Number. The number of Trustees initially shall be one, which number may thereafter be increased or decreased by the Trustees then in office from time to time. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.


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                  Section 3. Initial Board. The name of the Trustee who shall serve until the first annual meeting of the Shareholders and until his successor is duly elected and qualifies is:

                                Lawrence Feldman

                  Section 4. Term. The Trustees shall be elected at each annual meeting of the Shareholders and shall serve until the next annual meeting of the Shareholders and until their successors are duly elected and qualify.

                  Section 5. Removal. A Trustee may be removed, at any time, with or without cause by the affirmative vote of the holders of a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

                  The beneficial interest in the Trust shall be divided into shares of beneficial interest ("Shares"). The total number of Shares which the Trust has authority to issue is 1,000, consisting of 1,000 Common Shares, $.01 par value per share. The Board of Trustees may, by amendment to this Article VI, classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Shares.

                  The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust, if any.

                                   ARTICLE VII

                                  SHAREHOLDERS

                  There shall be an annual meeting of the Shareholders, to be held on proper notice to the Shareholders, at such time and place as shall be determined by resolution of the Board of Trustees.


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                                  ARTICLE VIII

                 LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
                              EMPLOYEES AND AGENTS
                   AND TRANSACTIONS BETWEEN THEM AND THE TRUST

                  Section 1. Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or affairs of the Trust.

                  Section 2. Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a business trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                  Section 3. Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                  Section 4. Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each Shareholder, Trustee or officer (including any person who, while a Trustee of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, real estate investment trust other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee, officer, employee or agent.

                  Section 5. Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.


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                                   ARTICLE IX

                                    AMENDMENT

                  Section 1. General. This Declaration of Trust may not be amended except as provided in this Article IX.

                  Section 2. By Shareholders. Except as provided in Section 3 of this Article IX, this Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

                  Section 3. By Trustees. The Board of Trustees may, without any action by the Shareholders, amend Article VI of this Declaration of Trust to effect the classification or reclassification of authorized but unissued Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any authorized but unissued Shares.

                                    ARTICLE X

                                DURATION OF TRUST

                  The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 12.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  This Declaration of Trust is executed by the Trustee and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, this Declaration of Trust has been
executed on this 18th day of November, 2004 by the undersigned Trustee.


                                           /s/ Lawrence Feldman
                                           ---------------------------
                                           Lawrence Feldman




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